UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2005

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)                                  Previous Independent Registered Public Accounting Firm

On May 18, 2005, Albany Molecular Research, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm.  The decision to dismiss PricewaterhouseCoopers was made and approved by the Audit Committee of the Board of Directors of the Company on May 18, 2005, and ratified at a meeting of the Audit Committee held on May 19, 2005.

The reports of PricewaterhouseCoopers on the financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and 2003 and through May 18, 2005, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.

During the years ended December 31, 2004 and 2003 and through May 18, 2005, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K), except that:

•                  The Company disclosed in Item 9A, Controls and Procedures, of its Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004 (the “Original Form 10-K”), and as amended in an Amendment No. 1 on Form 10-K/A filed on November 8, 2004, that subsequent to filing the Original Form 10-K and in connection with the review of the Company’s financial statements for the third quarter of 2004, the Company identified an accounting error related to the amortization of premiums and discounts on certain bond investments.  As a result, the Company’s chief executive officer and chief financial officer determined that a material weakness existed in the design of the Company’s disclosure controls and procedures, and accordingly, that the Company’s disclosure controls and procedures were not effective as of December 31, 2003.  Approximately $931,000 of amortization on bond premiums was not appropriately recorded during the three year period ended December 31, 2003.  No procedure was in place to insure that the bond amortization was properly recorded by the Company and included in its consolidated statements of income.  Additionally, a reconciliation of the Company’s accumulated other comprehensive income to the general ledger balance was not being performed during this period.  The lack of such preventative and detective controls allowed this accounting error to occur and escape detection.  The Company corrected the identified weakness in the Company’s disclosure controls and procedures that led to the inappropriate recording of amortization on bond premiums by taking the following steps: (a) requiring that a review of bond investment accounting be performed by additional accounting personnel; and (b) requiring that a reconciliation of general ledger accounts with the calculation of accumulated other comprehensive income be performed by the accounting department and reviewed by an appropriate supervisor.  These new controls were found to be effectively working during the fourth quarter of 2004.

•                  The Company disclosed in Item 9A, Controls and Procedures, of its Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005, that, as of December 31, 2004, the Company did not maintain effective controls over inventory valuation at the Company’s large scale manufacturing facility.  Specifically, during the fourth quarter of 2004, the Company failed to identify certain obsolete inventory during its year end reconciliation process and also failed to demonstrate that its controls over ensuring a complete and adequate review for excess inventory had been performed by management in a timely manner.  In addition, the Company failed to maintain an adequate level of documentary evidence to demonstrate that its amortization period for deferred inventory variances was accurate.  Furthermore, during the year-end reconciliation of unbilled project costs the Company failed to identify a project which had been billed but for which the related costs had not been expensed. Certain of these control deficiencies resulted in audit adjustments to the Company’s December 31, 2004 inventory balance, however, they did not result in the restatement of any of the Company’s annual or interim consolidated financial statements.  Additionally, these control deficiencies resulted in more than a remote likelihood that a misstatement to the inventory and cost of sales accounts resulting in a material misstatement to annual or interim financial statements would not be prevented or detected.  Accordingly, management determined that these deficiencies constitute a material weakness.  Because of this material weakness, management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 based on the criteria in the Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company is in the process of remediating the identified material weakness in the Company’s internal control over financial reporting. The Company is implementing new controls to ensure that all obsolete inventory is appropriately reserved for. These controls include an enhanced reconciliation process for system generated obsolete inventory reports to the general ledger reserve account to ensure that the general ledger reserve account is accurate and complete. Further, increased internal documentation will be prepared to support the Company’s excess inventory reserves. With regard to the Company’s analysis of the amortization period for deferred inventory variances, the Company is implementing new procedures to analyze the deferred inventory amortization period, including documentation of the method used to calculate the amortization period. With respect to the Company’s accumulated unbilled project costs, the Company is implementing procedures to ensure completed projects are removed from the account balance in a timely manner. These procedures include a review of the projects included in the account balance by additional Company personnel. Furthermore, during the fourth quarter of 2004 the Company initiated the process of identifying an Enterprise Resource Planning (ERP) application that, once implemented, will provide additional enhancements of the Company’s current internal control environment. The Company has also committed additional external resources to perform a review of the inventory accounting procedures at its large scale manufacturing facility in order to identify additional process enhancements.

The Company furnished a copy of this Current Report on Form 8-K to PricewaterhouseCoopers and requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated May 24, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(b)                                 New Independent Registered Public Accounting Firm

On May 19, 2005, the Audit Committee of the Board of Directors of the Company engaged KPMG LLP (“KPMG”), subject to the completion of KPMG’s client acceptance procedures (which were completed on May 20, 2005), as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005.  The Company’s decision to engage KPMG as its independent registered public accounting firm was the result of a competitive selection process involving several accounting firms.

Prior to the engagement of KPMG, neither the Company nor anyone on behalf of the Company consulted with KPMG during the Company’s two most recent fiscal years and through May 19, 2005, in any manner regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company issued a press release on May 24, 2005 disclosing these events, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 24, 2005.

Exhibit 99.1	Press Release of Albany Molecular Research, Inc. dated May 24, 2005.

The Exhibits attached to this Current Report on Form 8-K are incorporated by reference into Item 4.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2005	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 24, 2005.

Exhibit 99.1	Press Release of Albany Molecular Research, Inc. dated May 24, 2005.